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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report dated May 5, 1999, except for Note 6, as to which the date is July 7, 1999, in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Takes.com,Inc. for the registration of 3,248,750 shares of its common stock and 300,000,000 warrants to purchase 10,000,000 additional shares of its common stock.


                                   /s/ Ernst & Young LLP


Phoenix, Arizona
July 7, 1999